UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 11, 2005, the Compensation Committee of the Board of Directors of Epicor Software Corporation (“Epicor”) approved an amendment to the Epicor Software Corporation 2005 Stock Incentive Plan (the “Plan”) to delete Section 10(e) of the Plan. Section 10(e) provided that the Plan administrator may offer to buy out stock options previously granted under the Plan in exchange for a payment of cash or Epicor common stock, on such terms and conditions as the Plan administrator may establish and communicate to an option holder at the time such offer is made. The Plan as amended is subject to the approval of Epicor stockholders at the Epicor 2005 annual meeting to be held on May 19, 2005. The Plan permits Epicor to grant nonstatutory stock options, stock purchase rights and stock appreciation rights to eligible employees, directors and consultants, subject to the terms of the Plan.

This summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by the Plan, to be filed subsequently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: May 11, 2005	By:	/s/ John D. Ireland
John D. Ireland
Vice President; General Counsel